                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                 MELTRONIX, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                                MELTRONIX, INC.

                 NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS

                                 July 26, 2000

TO THE SHAREHOLDERS OF MELTRONIX, INC.:

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of MELTRONIX, INC. (the "Company"), a California corporation, will be held on July 26, 2000, at 10:00 a.m., local time, at 9577 Chesapeake Drive, San Diego, California 92123-1304, for the following purposes:

    1. To elect directors to serve for the ensuing year or until their successors are elected and qualified.

    2. To ratify the appointment of BDO Seidman, LLP ("BDO") as independent accountants of the Company for the fiscal year ended December 31, 2000.

    3. To vote upon such other matters as may properly come before the meeting or any adjournment thereof.

  The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

  Only shareholders of record at the close of business on June 8, 2000, are entitled to notice of and to vote at the meeting. The stock transfer books will not be closed between the record date and the date of the meeting. A list of shareholders entitled to vote at the Annual Meeting will be available for inspection at the executive offices of the Company for a period of ten days before the Annual Meeting.

  All shareholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to sign and return the enclosed Proxy as promptly as possible in the envelope enclosed for that purpose.

  Any shareholder attending the meeting may vote in person even if he or she has returned a Proxy.

                                          Sincerely,

                                          Andrew K. Wrobel
                                          Chairman, President and Chief
                                           Executive Officer

May 1, 2000


   YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, AND COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                                PROXY STATEMENT

                               TABLE OF CONTENTS

GENERAL...................................................................   1
Revocability of Proxies...................................................   1
Solicitation..............................................................   1
Deadline for Receipt of Shareholder Proposals.............................   1
Record Date and Voting....................................................   1
MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING............................   2
Proposal One--Election of Directors.......................................   2
  Nominees................................................................   2
  Business Experience of Directors........................................   4
  Director Remuneration...................................................   4
  Certain Relationships and Related Transactions..........................   5
Proposal Two--Ratification of Independent Accountants.....................   7
Other Matters.............................................................   7
SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT..........   8
EXECUTIVE COMPENSATION AND RELATED INFORMATION............................  11
Summary of Cash and Certain Other Compensation............................  11
Option Grants in Last Fiscal Year.........................................  12
Aggregated Option Exercises and Fiscal Year-End Values....................  12
Compensation and Stock Option Committee Interlocks and Insider
 Participation............................................................  12
Employment Contracts and Termination of Employment and Change in Control
 Arrangements.............................................................  13
COMPENSATION AND STOCK OPTION COMMITTEE REPORT............................  13
General Compensation Policy...............................................  13
Factors...................................................................  14
Base Salary...............................................................  14
Annual Incentive Compensation.............................................  14
Long-Term Incentive Compensation..........................................  14
CEO Compensation..........................................................  14
Compliance with Internal Revenue Code Section 162 (m).....................  15
COMPARISON OF SHAREHOLDER RETURN..........................................  16
COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934......  17
FORM 10-K.................................................................  17

                                MELTRONIX, INC.
                             9577 Chesapeake Drive
                       San Diego, California 92123-1304

                                PROXY STATEMENT
                    FOR THE ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JULY 26, 2000

                                    GENERAL

  The enclosed proxy ("Proxy") is solicited on behalf of the Board of Directors of MELTRONIX, INC., a California corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held on July 26, 2000 (the "Annual Meeting"). The Annual Meeting will be held at 10:00 a.m., local time, at the Company's corporate headquarters at 9577 Chesapeake Drive, San Diego, California, 92123-1304.

  These proxy solicitation materials were mailed on or about June 15, 2000, to all shareholders entitled to vote at the Annual Meeting.

Revocability of Proxies

  Any person giving a Proxy has the power to revoke it at any time before its exercise. It may be revoked by filing with the Chief Financial Officer of the Company at the Company's principal executive offices, 9577 Chesapeake Drive, San Diego, California, 92123-1304, a notice of revocation or another signed Proxy with a later date. Any person may also revoke his or her Proxy by attending the Annual Meeting and voting in person.

Solicitation

  The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional soliciting materials furnished to shareholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail will be supplemented by solicitation by telephone, telegram, or other means by directors, officers or employees of the Company. No compensation will be paid to directors, officers or employees for any such services.

Deadline for Receipt of Shareholder Proposals

  Proposals of shareholders of the Company that are intended to be presented by such shareholders at the 2001 Annual Meeting of Shareholders must be received by the Company no later than December 31, 2000, in order that they may be included in the proxy statement and form of proxy relating to that meeting.

Record Date and Voting

  Shareholders of record on June 8, 2000 are entitled to notice of and to vote at the Annual Meeting. On April 15, 2000, 11,211,344 shares of the Company's common stock ("Common Stock"), no par value, were issued and outstanding and 9,362,777 shares of Series A Convertible Restricted Preferred Stock ("Restricted Preferred Stock") were outstanding. Abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum for the transaction of business. Each shareholder is entitled to one vote for each share of Common Stock held and two votes for each share of Restricted Preferred Stock held. In addition, as long as any shares of Restricted Preferred Stock are outstanding, the holders of the Restricted Preferred Stock voting as a separate series with cumulative voting rights as among themselves, shall be entitled to elect one director. The holders of the Restricted Preferred Stock and the Common Stock, voting together as a single class, shall be entitled to elect the remaining directors of the Company. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

                MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

                      PROPOSAL ONE--ELECTION OF DIRECTORS

  The Bylaws of the Company provide that the Board of Directors shall be comprised of no fewer than four (4) nor greater than seven (7) Directors, with the exact number to be fixed by the Board. The currently authorized number of Directors is seven (7), and, as of the date of this Proxy Statement, is comprised of Messrs. Wrobel, Bryan, Howland, Hong, Heeb, Waring and Dr. Barrow. Proxies cannot be voted for a greater number of persons than the number of nominees named. At the Annual Meeting, seven (7) Directors are to be elected to serve until the Company's next annual meeting or until their successors are elected and qualified. The Board of Directors has selected seven (7) nominees, all of whom are current Directors of the Company. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unavailable to serve. Unless otherwise instructed, the proxy holders will vote the Proxies received by them FOR the nominees named below. The seven (7) candidates receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected Directors of the Company.

Nominees

  Set forth below is information regarding the nominees, including information furnished by them as to principal occupations, certain other directorships held by them, any arrangements pursuant to which they were selected as directors or nominees and their ages as of April 15, 2000.

                                     Positions and Offices Held With The
               Name              Age Company
               ----              --- -----------------------------------
                                     Chairman, President and Chief Executive
   Andrew K. Wrobel(3)(4)......   48 Officer
   Abigail A. Barrow...........   39 Director
   Anthony J. A. Bryan(2)(4)...   77 Director
   Frank Howland(2)(4).........   73 Director
   Lin Hong Wong(1)(3).........   54 Director
   Waldemar Heeb(2)(3)(4)......   71 Director
   James T. Waring, Esq.(1)....   52 Director

--------
(1) Member of the Compensation and Stock Option Committee

(2) Member of the Audit Committee

(3) Member of the Interested Directors' Transaction Committee

(4) Member of the Creditors' Restructuring Committee

Business Experience of Directors

  The principal occupations of each current director of the Company for at least the last five (5) years are as follows:

  Andrew K. Wrobel has served as the Chairman, President and Chief Executive Officer of the Company since January 1999. Prior to that, Mr. Wrobel was President, Chief Executive Officer and Director of the Company since October 1997. From 1988 to 1997, Mr. Wrobel served as Chairman, President and Chief Executive Officer of GIGATEK Memory Systems, Inc., a manufacturer of computer disk drive back up cartridges. Prior to 1988, Mr. Wrobel was Vice President of Technology for Carlisle Memory Products Group and Vice President of Engineering for Data Electronics, and held various management positions in Marketing and Engineering at Texas Instruments and BASF. Mr. Wrobel holds a Masters degree from the Massachusetts Institute of Technology.

  Abigail A. Barrow was appointed to the Company's Board of Directors in January 2000. From 1990 to the present, Dr. Barrow has been the Program Director of the University of California, San Diego, CONNECT Program. Dr. Barrow has a B.Sc. in Mechanical Engineering from the University of Edinburgh, Scotland, and a Ph.D. in Science and Technology Studies from the University of Edinburgh.

  Anthony J. A. Bryan has served on the Company's Board of Directors since November 1996. Since March 1996, Mr. Bryan has been Senior Managing Director of The Watley Group, LLC, a firm that specializes in corporate restructurings, management consulting, merchant banking and mergers and acquisitions. From December 1987 to December 1995, Mr. Bryan was Chairman of the Executive Committee of Hospital Corporation International, a hospital management and health care company. From March 1988 to February 1991, Mr. Bryan was Chairman and Chief Executive Officer of Oceanics Group, a company specializing in offshore surveying and positioning services. Prior to that, Mr. Bryan was Chairman, President and Chief Operating Officer of Copperweld Corporation and President and Chief Executive Officer of Cameron Iron Works. Mr. Bryan has served on the boards of directors of several industrial, charitable and educational institutions, including Federal Express, Chrysler Corporation, Pittsburgh National Corporation and Imetal (Paris). Mr. Bryan holds a Masters Degree in Business Administration from Harvard University.

  Frank L. Howland has served on the Company's Board of Directors since June 1994. Since March 1989, Dr. Howland has been President of Frank L. Howland Inc., a consulting company specializing in the area of assembly and packaging of electronic components. From 1955 to 1989, Dr. Howland was a manager in the Electronic Component Research and Development divisions of Bell Laboratories, Inc. Dr. Howland holds a B.S. degree in civil engineering from Rutgers University and an M.S. and Ph.D. in civil/structural engineering from the University of Illinois.

  Lin Hong Wong has served on the Company's Board of Directors since August 1998. Mr. Wong is a director and Executive Vice President of Transpac Capital Pte. Ltd., ("Transpac") a private equity investment company based in Singapore. Mr. Wong has been with Transpac since August 1990. From January 1986 to July 1990, Mr. Wong was the Managing Director and Vice President of Micropolis Ltd., the Singapore subsidiary of Micropolis Corporation, a manufacturer of high capacity hard disk drives. Mr. Wong was also previously the Managing Director of Computer Memories (Far East) Ltd., a manufacturer of hard disk drives; the General Manager of Micro Peripherals Singapore Pte. Ltd., a manufacturer of floppy disk drives; and the Head of Electronics of the Economic Development Board, the government agency that promotes economic and industrial development in Singapore. Mr. Wong currently serves on the boards of several other companies and educational institutions and is the Vice Chairman of the Singapore Venture Capital Association. Mr. Wong holds a degree in electrical engineering and a diploma in business administration.

  Waldemar Heeb has served on the Company's Board of Directors since July 1998. Mr. Heeb served as President of CTM Electronics, Inc. ("CTM") since its inception in February 1984 and continued to serve as President of CTM after CTM was acquired by the Company in June 1993. Mr. Heeb retired in 1996. CTM became a wholly-owned subsidiary of the Company in June of 1993. In November 1999, CTM's name was changed to MeltroniX Solutions, Inc.

  James T. Waring, Esq. has served on the Company's Board of Directors since August 1999. Mr. Waring is a principal in FI Financial, LLC, a real estate investment company with major projects including land acquisitions and building construction in the greater San Diego area. Since 1982, Mr. Waring has been of counsel to Ross, Dixon and Bell LLP (formerly Miller, Boyko and Bell) in San Diego, California. In addition, Mr. Waring has been active in real estate organizing, financing and bid strategy, as well as an investor for various real estate projects. From 1975 to 1982, Mr. Waring practiced law, specializing in tax planning and asset acquisition and sale. Mr. Waring holds a Juris Doctor degree from the University of San Diego and a Bachelor of Science degree from the University of Southern California.

  There are no family relationships among executive officers or directors of the Company.

  During the fiscal year ended December 31, 1999, the Board of Directors held six (6) meetings and acted by unanimous written consent on two (2) occasions. The Board of Directors has an Audit Committee, a Compensation and Stock Option Committee, an Interested Directors' Transaction Committee and a Creditors' Restructuring Committee. No Director serving for the full fiscal year attended fewer than 75% of the aggregate number of meetings of the Board of Directors and meetings of the Committees of the Board on which he serves.

  The Audit Committee currently consists of three (3) Directors, Mr. Howland, Mr. Heeb and Mr. Bryan. The Audit Committee is primarily responsible for approving the services performed by the Company's independent accountants and reviewing their reports regarding the Company's accounting practices and systems of internal accounting controls. During the fiscal year ended December 31, 1999, the Audit Committee held one (1) meeting.

  The Compensation and Stock Option Committee currently consists of two (2) Directors, Mr. Wong and Mr. Waring. Mr. Wrobel is entitled to attend meetings of the Compensation and Stock Option Committee as a non-voting observer. During the fiscal year ended December 31, 1999, the Compensation and Stock Option Committee held one (1) meeting. This Committee reviews and approves the Company's general compensation policies and sets compensation levels, subject to Board review, for the Company's directors and executive officers.

  The Interested Directors' Transaction Committee currently consists of three
(3) Directors, Mr. Wong, Mr. Heeb and Mr. Wrobel. The Interested Directors' Transaction Committee held one (1) meeting during the fiscal year ended December 31, 1999.

  The Creditors' Restructuring Committee currently consists of four (4) Directors, Mr. Wrobel, Mr. Bryan, Dr. Howland and Mr. Heeb. The Creditors' Restructuring Committee held three (3) meetings during the fiscal year ended December 31, 1999.

Director Remuneration

  Fees and Expenses. Directors are reimbursed for expenses incurred in connection with attending Board and Committee meetings. Each non-employee Director receives a fee of $1,500 for each meeting attended, $750 for each Board committee meeting that does not occur on the date of a Board meeting and a fee of $1,000 for each quarter of Board service as a Director. Directors who are also employees of the Company receive no additional remuneration for serving as Directors (other than reimbursement for expenses incurred).

  During 1999, the Company paid fees to the following Directors in their capacity as a Director: Mr. Bryan--paid $1,000 and accrued $4,000;
Dr. Howland--paid $5,000; Mr. Heeb--paid $2,500 and accrued $2,500; Mr. Wong-- paid $1,000 and accrued $4,000; Mr. Waring--paid $478 and accrued $2,500.

  Automatic Option Grants. Pursuant to the Automatic Option Grant Program of the 1993 Plan as amended May 17, 1999, by the Board and approved by the Shareholders in October 1999, on which date it became effective, each individual who first joins the Board as a non-employee director receives an option grant for 40,000 shares of Common Stock on the date of his or her initial election or appointment to the Board. Beginning with the upcoming July 2000 Annual Meeting each individual who is to continue to serve as a non-employee Board member, whether or not he or she is standing for re-election at that particular meeting, will receive an option grant for 30,000 shares of Common Stock. Each grant under the Automatic Option Grant Program will have an exercise price per share equal to the fair market value per share of the Common Stock on the grant date and will have a maximum term of ten years, subject to earlier termination should the optionee cease to serve as a Board member. Each option granted under the Automatic Option Grant Program becomes exercisable in four successive equal annual installments over the optionee's period of continued Board service, measured from the grant date. However, the shares subject to each outstanding option under the Automatic Option Grant Program will accelerate and become exercisable in full upon (i) an acquisition of the Company by merger or asset sale, (ii) a hostile takeover of the Company or (iii) the optionee's death or disability while continuing to serve as a Board member.

  On August 18, 1999, Mr. Waring was appointed to the Board. Pursuant to the Automatic Option Grant Program of the 1993 Plan, Mr. Waring received a stock option grant for 15,000 shares of Common Stock at an exercise price of $0.37 per share, the fair market value of the Common Stock on the date of grant.

  Under the Automatic Option Grant Program, a stock option for 10,000 shares of Common Stock was granted on August 18, 1999, to each of Messrs. Bryan, Heeb, Hong and Dr. Howland who continued to serve as non-employee Board members following the Annual Shareholders Meeting held on that date. Each of these options has an exercise price of $0.37 per share, the fair market value of the common stock on the date of grant.

  On October 14, 1999, additional options were granted to the members of the board, upon approval by the shareholders of the amendments to the 1993 Stock Option / Stock Issuance Plan. In connection therewith stock option grants were issued to Mr. Bryan for 306,733 shares, Mr. Heeb for 43,000 shares, Dr. Howland for 267,976 shares, Mr. Waring for 25,800 shares and Mr. Wong for 43,000 shares at an exercise price of $0.32, the fair market value of the common stock on the date of grant.

Certain Relationships and Related Transactions

  The Company signed a Debt Conversion and Mutual Settlement and Release Agreement ("Debt Conversion Agreement") with Transpac wherein in October 1999, Transpac converted all of the debt and accrued interest obligations the Company owed to Transpac in exchange for 4,031,826 shares of the Company's Restricted Preferred Stock, each share of which is convertible into two shares of the Company's Common Stock. The Restricted Preferred Stock is convertible into 8,063,652 shares of the Company's Common Stock. The Debt Conversion Agreement also provides that the warrants issued to Transpac to purchase 500,000 shares of the Company's Common Stock at $0.50 per share. Transpac was also granted demand registration rights for the 8,063,652 shares of Common Stock.

  The Company entered into a letter agreement dated April 14, 1999, with STMicroelectronics, Inc., and FI Financial, LLC. Mr. Waring, a member of the Company's Board of Directors, is an officer of FI Financial. Under the terms of the agreement, STMicroelectronics, a former creditor of the Company, assigned its rights to a series of agreements with the Company to FI Financial. FI Financial, for consideration paid to STMicroelectronics of $500,000, received 1,322,647 shares of the Company's Restricted Preferred Stock, which shares are convertible into 2,645,294 shares of the Company's Common Stock pursuant to the debt conversion transaction and related matters which were approved by the shareholders of the Company in October 1999.
FI Financial also entered into a series of Assignment of Interest agreements with a group of employees, directors and officers of the Company, whereby these parties and others paid FI Financial a total of $240,000 in exchange for 396,794 shares of the Company's Restricted Preferred Stock, which is convertible into 899,392 shares of the Company's Common Stock. FI Financial and the Company employees also were granted demand registration rights with respect to their Common Stock.

  Mr. Waring, a director, loaned the Company $250,000 pursuant to a Loan Agreement and Stock Issuance Agreement dated March 22, 2000. The loan bears interest at 10% per annum and the entire balance is due on June 22, 2001. Mr. Waring has the right, at any time after May 21, 2000, to convert the principal and accrued interest due on the loan as consideration for the purchase of shares of Common Stock under the 1993 Stock Option / Stock Issuance Plan ("1993 Plan") at 85% of the fair market value of the Common Stock on the date the election is made.

  In connection with the debt conversion transaction and the other matters approved by the shareholders in October 1999, Mr. Wrobel purchased in October 1999, 39,679 shares of Restricted Preferred Stock which are convertible into 79,358 shares of Common Stock, and received options to acquire 1,032,000 shares of Common Stock of the Company.

  Messrs. Lin Hong Wong, Frank Howland, Waldemar Heeb, Anthony Bryan and James Waring, directors of the Company, each received options to acquire: 43,000; 267,976; 43,000; 306,733 and 25,800 shares, respectively, of Common Stock of the Company pursuant to the debt conversion transaction and the other matters approved by the shareholders of the Company in October 1999.

  Mr. Trafecanty, the Chief Financial Officer and Senior Vice President from August 1996 until January 2000 when he ceased to be an employee of the Company, as part of the group of employees discussed above, paid $35,000 and entered into an Assignment of Interest Agreement with FI Financial wherein he received in October 1999, 92,585 shares of Restricted Preferred Stock, which was convertible into 185,170 shares of Common Stock of the Company. Mr. Trafecanty also had vested options to acquire 244,166 shares of Common Stock, all of which options were exercised as of April 15, 2000.

  Mr. Sullivan, the Vice President and Controller from March 1997 until he ceased to be an employee of the Company in March 2000, as part of the group of employees discussed above, paid $5,000 and entered into an Assignment of Interest Agreement with FI Financial wherein he received in October 1999, 13,226 shares of Restricted Preferred Stock which was convertible into 26,452 shares of Common Stock of the Company. Mr. Sullivan also has vested options to acquire 137,500 shares of Common Stock which were exercisable on the date he left the Company and for 90 days thereafter.

  Development Bank of Singapore, Ltd., ("DBS") signed a Debt Conversion Agreement wherein in October 1999, it converted all of its principal and accrued interest obligations which the Company had defaulted on, in exchange for 1,154,311 shares of Restricted Preferred Stock, which are convertible into 2,308,622 shares of Common Stock of the Company.

  Texas Instruments Singapore, Ltd., signed a Debt Conversion Agreement wherein in October 1999 it agreed to exchange all of the principal and accrued interest obligations which the Company had defaulted on, in exchange for 1,056,026 shares of Restricted Preferred Stock which are convertible into 2,112,053 shares of Common Stock of the Company.

  Motorola, Inc., signed a Debt Conversion Agreement wherein in October 1999 it converted all of the principal and accrued interest obligations owed to it which the Company had defaulted on, in exchange for 869,932 shares of Restricted Preferred Stock, which are convertible into 1,739,864 shares of Common Stock of the Company.

  Transpac, DBS, Texas Instruments Singapore, Ltd., and Motorola entered into Registration Rights Agreements in October 1999 with the Company which gives each of them demand registration rights with respect to the referenced underlying Common Stock of the Company.

  The Company believes that all of the transactions set forth above were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. All future transactions between the Company and its officers, directors, principal shareholders and affiliates will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside directors on the Board of Directors, and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

  The Board of Directors recommends that the shareholders vote FOR the election of each of the nominees to serve as Directors of the Company until the next Annual Meeting or until their successors have been elected and qualified.

             PROPOSAL TWO--RATIFICATION OF INDEPENDENT ACCOUNTANTS

  The Board of Directors has appointed the firm of BDO Seidman, LLP ("BDO"), independent accountants, to audit the financial statements of the Company for the fiscal year ended December 31, 2000, and is asking the shareholders to ratify this appointment.

  In the event the shareholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors believes that such a change would be in the best interests of the Company and its shareholders. The affirmative vote of a majority of the Company's voting shares represented and voting at the Annual Meeting is required to ratify the selection of BDO.

  A representative of BDO is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

  The Board of Directors recommends that the shareholders vote FOR the ratification of the selection of BDO Seidman, LLP to serve as the Company's independent accountants for the fiscal year ended December 31, 2000.

                                 OTHER MATTERS

  The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

                        SECURITIES OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth information known to the Company regarding the ownership of the Company's Common Stock as of April 15, 2000 for (i) each Director and nominee who owns Common Stock, (ii) all persons or entities who were known by the Company to be beneficial owners of five percent (5%) or more of the Company's Common Stock, (iii) the Chief Executive Officer and the other executive officers whose compensation for 1999 were each in excess of $100,000 and (iv) all executive officers and Directors of the Company as a group.

                                                                  Percent of
                                                     Number of   Total Shares
                                                       Shares    Outstanding
                                                    Beneficially Beneficially
       Name and Address of Beneficial Owner           Owned(1)      Owned
       ------------------------------------         ------------ ------------
Entities that may be deemed to be affiliated with
 Transpac Capital Pte. Ltd.(2).....................  9,405,395      30.9%
 6 Shenton Way
 #2D-09 DBS Building
 Tower Two
 Singapore 068809

Development Bank of Singapore(3)...................  2,308,622       7.7%
 6 Sheraton Way #20-09
 DBS Building Tower Two
 Singapore 06880

Motorola, Inc.(4)..................................  1,739,864       5.8%
 1303 East Algonquin Road
 Schaumburg, Illinois 60196

Texas Instruments Singapore, Ltd.(5)...............  2,112,052       7.0%

Anthony J. A. Bryan(6).............................    485,066       1.6%

Abigail A. Barrow(6)...............................     40,000       0.1%

Frank Howland(6)...................................    423,776       1.4%

Waldemar Heeb(6)...................................     68,000       0.2%

Lin Hong Wong(6)...................................     68,000       0.2%

Randal D. Siville(6)...............................    100,000       0.3%

James Waring(7)....................................  1,389,910       4.6%

Andrew K. Wrobel(8)................................  1,715,358       5.4%

Denis J. Trafecanty(9).............................    429,336       1.4%

Timothy R. Sullivan(10)............................    163,952       0.5%

All current directors and executive officers as a
 group (8 persons).................................  4,290,110      13.1%

--------
 (1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission ("Commission"). Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Percentage beneficially owned is based on a total of 29,963,898 shares of Common Stock issued and outstanding as of April 15, 2000. Shares of Common Stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of April 30, 2000, are deemed outstanding for computing the percentage of the person holding such options or warrants but are not outstanding for computing the percentage of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned.

 (2) Transpac Capital Pte. Ltd. ("Transpac Capital"), a Singapore private limited company; does not have a direct ownership interest in the Common Stock of MeltroniX, Inc., a California corporation ("MeltroniX"). Transpac Nominees Pte. Ltd. (Transpac Nominees"), a Singapore private limited company and wholly-owned subsidiary of Transpac Capital, holds securities of MeltroniX in a nominee capacity for the benefit of several entities associated with Transpac Capital, including Transpac Industrial Holdings Limited ("TIH"), a Singapore public listed company; Regional Investment Company Limited ("Regional"), a Singapore public limited company; Transpac Equity Fund ("TEF"), a British Virgin Islands trust; Transpac Venture Partnership II ("TVP"), a collective investment scheme, Transpac Managers Fund III Ltd. ("TMF"), a British Virgin Islands international business company, and NatSteel Equity III Pte. Ltd. ("NATSTEEL"), a Singapore private limited company. In its capacity as the investment adviser to each of these entities and the sole stockholder of Transpac Nominees, Transpac Capital has the power to control the voting and disposition of the shares of Common Stock and Restricted Preferred Stock and warrants for Common Stock held by Transpac Nominees described below. Each of the foregoing entities other than Transpac Nominees may be referred to herein as a "Transpac Entity". Each share of Restricted Preferred Stock is currently convertible into two shares of Common Stock.

   Transpac Nominees holds 1,599,632 shares of Restricted Preferred Stock, convertible into 3,199,264 shares of Common Stock, 334,069 shares of Common Stock and warrants for 198,500 shares of Common Stock for the benefit of TIH. Transpac Nominees holds 440,843 shares of Restricted Preferred Stock, convertible into 881,686 shares of Common Stock, 92,066 shares of Common Stock and warrants for 54,500 shares of Common Stock for the benefit of Regional. Transpac Nominees holds 944,664 shares of Restricted Preferred Stock, convertible into 1,889,328 shares of Common Stock, 197,285 shares of Common Stock and warrants for 117,151 shares of Common Stock for the benefit of TEF. Transpac Nominees holds 667,563 shares of Restricted Preferred Stock, convertible into 1,335,126 shares of Common Stock, 139,415 shares of Common Stock and warrants for 82,787 shares of Common Stock for the benefit of TVP. Transpac Nominees holds 12,595 shares of Restricted Preferred Stock, convertible into 25,190 shares of Common Stock, 2,631 shares of Common Stock and warrants for 1,562 shares of Common Stock for the benefit of TMF. Transpac Nominees holds 366,529 shares of Restricted Preferred Stock, convertible into 733,058 shares of Common Stock, 76,547 shares of Common Stock and warrants for 45,500 shares of Common Stock for the benefit of NatSteel. Each of TIH, Regional, TEF, TVP, TMF and NatSteel disclaims beneficial ownership of any shares held for the benefit of any other Transpac entity.

 (3) Includes 1,154,311 shares of Restricted Preferred Stock which are convertible into 2,308,622 shares of Common Stock within 60 days of April 30, 2000.

 (4) Includes 869,932 shares of Restricted Preferred Stock which are convertible into 1,739,864 shares of Common Stock within 60 days of April 30, 2000.

 (5) Includes 1,056,026 shares of Restricted Preferred Stock which are convertible into 2,112,052 shares of Common Stock within 60 days of April 30, 2000.

 (6) All shares in the form of stock options exercisable within 60 days of April 30, 2000.

 (7) Includes 630,000 shares of Restricted Preferred Stock held by the Waring Family Trust, which are convertible within 60 days of April 30, 2000, into 1,260,000 shares of Common Stock of the Company. Also includes 37,500 shares of Restricted Preferred Stock held by two individual trusts for the benefit of Mr. Waring's two minor children, which are convertible within 60 days of April 30, 2000, into 75,000 shares of Common Stock of the Company. Mr. Waring also holds options to acquire 40,800 shares of Common Stock which are exercisable within 60 days of April 30, 2000.

 (8) Includes 39,679 shares of Restricted Preferred Stock which is convertible within 60 days of April 30, 2000, into 79,358 shares of Common Stock of the Company. Includes 4,000 shares purchased in December 1999. Also includes options to acquire a total of 1,632,000 shares of Common Stock which are exercisable within 60 days of April 30, 2000.

 (9) Includes 92,585 shares of Restricted Preferred Stock which are convertible within 60 days of April 30, 2000, into 185,170 shares of Common Stock of the Company and vested options to acquire 244,166 shares of Common Stock of the Company, all of which options were exercised.

(10) Includes 13,226 shares of Restricted Preferred Stock which are convertible within 60 days of April 30, 2000, into 26,452 shares of Common Stock of the Company, and options to acquire 137,500 shares of Common Stock exercisable on the date he ceased to be an employee of the Company and for 90 days thereafter.

(11) Mr. Trafecanty was the Chief Financial Officer and Senior Vice President of the Company from August 1996 until January 11, 2000, when he ceased to be an employee of the Company.

(12) Mr. Sullivan was the Vice President and Controller of the Company from March 1997 until March 13, 2000, when he ceased to be an employee of the Company.

                EXECUTIVE COMPENSATION AND RELATED INFORMATION

Summary of Cash and Certain Other Compensation

  The following table provides certain summary information concerning compensation earned, for services rendered in all capacities to the Company and its subsidiaries, for the fiscal years ended December 31, 1999, 1998 and 1997, by all persons who served as the Company's Chief Executive Officer during 1999, and each of the other four (4) most highly compensated executive officers of the Company who earned more than $100,000 in compensation for the 1998 fiscal year (hereafter referred to as "Named Executive Officers").

                                                               Long Term Compensation
                                                            --------------------------------
                                   Annual Compensation             Awards            Payouts
                               ---------------------------- ---------------------    -------
                                                            Restricted Securities
                                               Other Annual   Stock    Underlying     LTIP    All Other
Name and Principal             Salary   Bonus  Compensation  Award(s)   Options      Payouts Compensation
Position                  Year   ($)     ($)      ($)(1)       ($)        (#)          ($)      ($)(2)
------------------        ---- ------- ------- ------------ ---------- ----------    ------- ------------
Andrew K. Wrobel(3).....  1999 242,546 141,786       --         --     1,032,000        --       6,344
 Chairman, President and  1998 220,898 133,980       --         --           --         --       3,015
 Chief Executive Officer  1997  46,664  25,000       --         --       600,000        --          99

Denis J. Trafecanty(4)..  1999 162,462  10,000    32,050(5)     --       516,000        --      10,219
 Senior Vice President
  and                     1998 158,154  80,000    46,723(5)     --           --         --      11,858
 Chief Financial Officer  1997 149,414  35,000    28,798(5)     --       300,000(6)     --       5,102

Timothy R. Sullivan(7)..  1999 121,233  17,562       --         --       258,000        --       3,677
 Vice President and       1998 117,335  59,583       --         --           --         --       4,559
 Controller               1997  97,741  20,000       --         --       150,000        --      21,612(7)

--------
(1) Other Annual Compensation for all other employees listed in the table is less than $50,000 and 10% of the total of annual salary and bonus for such individual.

(2) All other compensation is comprised of (i) matching contributions made by the Company on behalf of the Named Executive Officer to its Section 401(k) Plan and (ii) annual premiums paid for group term life insurance policies. Under such policies, the Named Executive Officer may designate the beneficiary of the insurance proceeds payable upon death. The amounts of the Company's matching contribution to its Section 401(k) Plan and the life insurance premiums are set forth below:

                                                 Matching 401(k)  Life Insurance
                                                 Contribution ($)  Premium ($)
                                                 ---------------- --------------
   Andrew K. Wrobel........................ 1999        --            6,344
                                            1998        --            3,015
                                            1997        --               99

   Denis J. Trafecanty..................... 1999      4,869           5,350
                                            1998      4,748           7,110
                                            1997      4,360             742

   Timothy R. Sullivan..................... 1999      3,677             --
                                            1998      3,594             965
                                            1997      1,650             112

(3) Mr. Wrobel was appointed as Chairman of the Board of Directors in January 1999. Mr. Wrobel was appointed President and Chief Executive Officer of the Company in October 1997.

(4) Mr. Trafecanty was appointed as Chief Financial Officer of the Company in August 1996 and ceased to be an employee of the Company January 11, 2000.

(5) The Company provided a car allowance to Mr. Trafecanty of $6,000 for each of 1999 and 1998, living expenses totaling $7,199 and $10,926 for 1999 and 1998 respectively, and reimbursed Mr. Trafecanty for other benefits, which totaled $19,232 and $18,637 for 1999 and 1998 respectively.

(6) Includes options for 50,000 shares granted on August 21, 1997 in exchange for the cancellation of an option for 50,000 shares originally granted on August 26, 1996 with an exercise price $4.00 per share.

(7) Mr. Sullivan was appointed as Vice President and Controller of the Company in March 1997 and ceased to be an employee of the Company March 13, 2000. The Company paid Mr. Sullivan $19,850 in connection with consulting services rendered to the Company during January and February 1997. These fees are included in the caption All Other Compensation.

(8) Cumulative dividends on the Convertible Restricted Preferred Stock held by Mr. Wrobel, Mr. Trafecanty and Mr. Sullivan in the amounts of $295, $688 and $98 respectively were accrued but not declared or paid at December 31, 1999.

Option Grants in Last Fiscal Year

  The following table contains information concerning stock option grants made to the Company's Chief Executive Officer and each of the other Named Executive Officers during the fiscal year ended December 31, 1997. No stock appreciation rights were granted or exercised during such fiscal year.

                                         Individual Grants
                         --------------------------------------------------
                                                                            Potential Realizable Value
                          Number of   % of Total                              at Assumed Annual Rates
                         Securities    Options                              of Stock Price Appreciation
                         Underlying   Granted to  Exercise or                     for Option Term
                           Options   Employees in Base Price   Expiration   ----------------------------
   Name                  Granted (#) Fiscal Year    ($/SH)        Date         5% ($)        10% ($)
   ----                  ----------- ------------ ----------- ------------- ------------- --------------
Andrew K. Wrobel........  1,032,000      30.3%      $ 0.32    Oct. 14, 2009     2,090,428     3,524,269

Denis J. Trafecanty.....    516,000      15.2%      $ 0.32    Oct. 14, 2009     1,045,214     1,762,134

Timothy R. Sullivan.....    258,000       7.6%      $ 0.32    Oct. 14, 2009       522,607       881,067


Aggregated Option Exercises and Fiscal Year-End Values

  No options were exercised by the Company's Chief Executive Officer or the other Named Executive Officers during the fiscal year ended December 31, 1999. The following table sets forth information concerning option holdings for such fiscal year with respect to the Company's Chief Executive Officer and each of the other Named Executive Officers. The fair market value of the Common Stock at fiscal year-end was $1.44 per share, based on the average of the highest bid and lowest ask price as quoted on the OTC Bulletin Board. No stock appreciation rights were exercised or outstanding during such fiscal year.

                                     Number of
                               Securities Underlying     Value of Unexercised
                              Unexercised Options at    In-the-Money Options at
                                Fiscal Year-End (#)       Fiscal Year-End ($)
                             ------------------------- -------------------------
Name                         Exercisable Unexercisable Exercisable Unexercisable
----                         ----------- ------------- ----------- -------------
Andrew K. Wrobel............   433,334     1,198,666    $432,251    $1,322,089

Denis J. Trafecanty.........   244,166       571,834    $282,654    $  637,016

Timothy R. Sullivan.........   125,000       283,000    $144,948    $  314,887

Compensation and Stock Option Committee Interlocks and Insider Participation

  The individuals who served on the Compensation and Stock Option Committee of the Company's Board of Directors during the fiscal year ended December 31, 1999, were Mr. Wong and Mr. Waring with Mr. Wrobel as a non-voting observer. Mr. Wrobel is an officer and employee of the Company.

  No current executive officer of the Company has ever served as a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of the Company's Board of Directors or Compensation and Stock Option Committee. Mr. Wong is a director and Executive Vice President of Transpac. Transpac entered into a Debt Conversion Agreement with the Company, in October 1999 it converted all of the debts and accrued interest obligations the Company owed to it in exchange for 4,031,826 shares of Restricted Preferred Stock, which is convertible into 8,036,652 shares of Common Stock at the option of Transpac. Transpac has demand registration rights with respect to the 8,036,652 shares of Common Stock. Transpac also owns additional shares of common stock, and is the beneficial owner of 9,405,665 shares of common stock of the Company. Mr. Wong is a director of the Company and holds options to purchase 68,000 shares of Common Stock of the Company. While he continues as a director, Mr. Wong shall also receive an option to purchase 30,000 shares of Common Stock on the date of each annual meeting of shareholders in accordance with the Company's amended 1993 Stock Option / Stock Issuance Plan.


Employment Contracts and Termination of Employment and Change in Control Arrangements

  Employment Agreement with Andrew K. Wrobel. Effective October 6, 1997, the Company entered into a one (1) year employment agreement ("Agreement") with Andrew K. Wrobel. The term of this Agreement shall automatically be extended, unless not less than one (1) year prior to the expiration date, the Company shall have delivered written notice to Mr. Wrobel that the term of this Agreement shall terminate on the expiration date; or Mr. Wrobel, not less than thirty (30) days prior to the expiration date, elects to terminate this Agreement by delivering written notice of such desire to terminate to the Company. Under the terms of this agreement, Mr. Wrobel is entitled to a base salary of not less than $220,000 per year, plus a minimum increase of six (6) percent of his base salary on each anniversary of the agreement. Mr. Wrobel is also entitled to receive a bonus equal to sixty percent (60%) of his then existing base salary, payable quarterly pro rata upon the Company's achievement of the performance criteria set forth in the business plan to be prepared by Mr. Wrobel for the Company and approved by the Board. The Agreement also guaranteed Mr. Wrobel a stock option for 500,000 shares of the Company's Common Stock at the fair market value on the date of the Agreement ($0.43 per share). The options will become exercisable on an accelerated basis in the event of an acquisition of the Company by merger or asset sale, unless the options are assumed by the acquiring entity. Mr. Wrobel participates in all of the Company's employee benefit plans. In the event of his termination other than for cause, Mr. Wrobel is entitled to full acceleration of his options and a severance payment equal to one (1) year of his then current salary within five (5) business days of his termination plus twelve (12) months additional coverage under the Company's health, medical and dental plans.

  Change in Control Arrangements. The Compensation and Stock Option Committee of the Board of Directors has the authority as Plan Administrator of the 1993 Plan to provide for the accelerated vesting of the shares of Common Stock subject to outstanding options held by the Chief Executive Officer and the Company's other executive officers under that plan in the event their employment were to be terminated (whether involuntarily or through a forced resignation) following an acquisition of the Company by merger or asset sale. In connection with a hostile change in control of the Company effected through a successful tender offer for more than 50% of the Company's outstanding voting stock or through a proxy contest for the election of Board members, the Plan Administrator has the discretionary authority to provide for automatic acceleration of outstanding options under the Discretionary Option Grant Program of the 1993 Plan and the automatic vesting of outstanding shares under the Stock Issuance Program.

                COMPENSATION AND STOCK OPTION COMMITTEE REPORT

  For the 1999 fiscal year, the Compensation and Stock Option Committee of the Board of Directors was responsible for establishing the base salary and incentive cash bonus programs for the Company's executive officers and other key employees and administering certain other compensation programs for such individuals, subject in each instance to review and final approval by the full Board. The Compensation and Stock Option Committee also had the exclusive responsibility during such year for the administration of the Company's
1993 Plan under which grants may be made to executive officers and other key employees.

  General Compensation Policy. The fundamental policy of the Compensation and Stock Option Committee is to provide the Company's executive officers and other key employees with compensation opportunities based upon their contribution to the financial success of the Company and their personal performance. It is the Compensation and Stock Option Committee's objective to have a substantial portion of each officer's compensation contingent upon the Company's performance as well as upon his own level of performance. Accordingly, the compensation package for each executive officer and key employee is comprised of three elements: (i) base salary which reflects individual performance, (ii) annual variable performance awards payable in cash and tied to the Company's achievement of financial performance targets, and (iii) long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and the Company's shareholders. As an executive officer's level of responsibility increases, it is the intent of the Compensation and Stock Option Committee to have a greater portion of his total compensation be dependent upon Company performance and stock price appreciation rather than base salary.

  Factors. For Andrew K. Wrobel, the Compensation and Stock Option Committee followed the terms of his employment agreement with the Company in determining his compensation for 1999. That agreement specifies the compensation, subject to Board adjustment, that was paid to Mr. Wrobel during 1999. Several of the more important factors which the Compensation and Stock Option Committee considered in establishing the components of the compensation packages for executive officers who do not have an employment agreement with the Company for the 1999 fiscal year are summarized below. Additional factors were also taken into account and the Compensation and Stock Option Committee may, in its discretion, apply entirely different factors, particularly different measures of financial performance, in setting executive compensation for future fiscal years.

  Base Salary. The base salary for each officer who does not have an employment agreement with the Company is determined on the basis of the following factors: experience, personal performance and internal comparability considerations. The weight given to each of these factors differs from individual to individual, as the Compensation and Stock Option Committee deems appropriate.

  Annual Incentive Compensation. Annual bonuses are earned by each executive officer primarily on the basis of the Company's achievement of certain corporate financial performance targets established for each fiscal year combined with the individual performance of such individual.

  Long-Term Incentive Compensation. Long-term incentives are provided through stock option grants. The grants are designed to align the interests of each executive officer with those of the shareholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant allows the individual to acquire shares of the Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to ten years). Each option generally becomes exercisable in installments over a two and one-half (2 1/2) or three (3)-year period, contingent upon the executive officer's continued employment with the Company or a subsidiary. Accordingly, the option will provide a return to the executive officer only if the executive officer remains employed by the Company during the vesting period, and then only if the market price of the underlying shares appreciates over the option term.

  The number of shares subject to each option grant is set at a level intended to create a meaningful opportunity for stock ownership based on the officer's current position with the Company, the base salary associated with that position, the size of comparable awards made to individuals in similar positions within the industry, the individual's potential for increased responsibility and promotion over the option term, and the individual's personal performance in recent periods. The Compensation and Stock Option Committee also takes into account the number of vested and unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. However, the Compensation and Stock Option Committee does not adhere to any specific guidelines as to the relative option holdings of the Company's executive officers. In 1999, Messrs. Wrobel, Trafecanty and Sullivan as Named Executive Officers each received option grants. Such options are described in the Summary Compensation Table, in the column entitled "Long Term Compensation Awards--Securities Underlying Options" and in the "Option Grants in Last Fiscal Year" table.

  CEO Compensation. In setting the compensation payable to the Company's Chief Executive Officer, Mr. Wrobel, the Compensation and Stock Option Committee followed the terms of the employment agreement that was previously negotiated between Mr. Wrobel and the Company and subsequently executed. In accordance with the terms of his employment agreement, Mr. Wrobel received a base salary of $243,546 in 1999.

  For fiscal year 1999, Mr. Wrobel was entitled to a bonus equal to sixty percent of his then-existing base salary, payable quarterly pro-rata upon the Company's achievement of the performance criteria set forth in the business plan prepared by Mr. Wrobel for the Company and approved by the Board. The business plan approved by the Board required the Company to achieve a defined cumulative net income for fiscal year 1999 measured as of each quarterly period for Mr. Wrobel to be entitled to a bonus in that quarter equal to 15% of his then-existing base salary. Based on these factors and such other factors as the Board of Directors deemed appropriate, the Board of Directors awarded Mr. Wrobel a bonus of $141,786 in 1999. The 1999 base salary in Mr. Wrobel's employment agreement was based on such factors as the Board of Directors determined to be appropriate at the time the employment agreement was negotiated in 1997. On October 6, 1997, Mr. Wrobel was granted an option to purchase 500,000 shares of Common Stock (see "Employment Contracts and Termination of Employment and Change in Control Arrangements--Employment Agreement with Andrew K. Wrobel") to make a portion of his total compensation contingent on increased value for the Company's Shareholders; the option will have no value unless there is appreciation in the value of the Company's Common Stock over the option term. On November 4, 1997, Mr. Wrobel received an option to purchase 100,000 shares of Common Stock. On October 14, 1999, Mr. Wrobel received an option to purchase 1,032,000 shares of Common Stock.

  Compliance with Internal Revenue Code Section 162(m). As a result of Section 162(m) of the Internal Revenue Code, the Company will not be allowed a federal income tax deduction for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million per officer in any fiscal year. This limitation applies to all compensation paid to the covered executive officers, which is not considered to be performance-based. Compensation that does qualify as performance-based compensation will not have to be taken into account for purposes of this limitation. Non-performance based compensation paid to the Company's executive officers for the 1999 fiscal year did not exceed the $1 million limit per officer, and the Compensation and Stock Option Committee does not anticipate that the non-performance based cash compensation to be paid to the Company's executive officers for fiscal 2000 will exceed that limit. In addition, option grants and other awards made under the 1993 Plan prior to January 1, 1998 were structured so that any compensation deemed paid to an executive officer in connection with those awards will qualify as performance-based compensation which will not be subject to the $1 million limitation. However, any compensation deemed paid by the Company in connection with transactions relating to options or other awards granted during the 1999 fiscal year will have to be taken into account for purposes of the $1 million limitation. Because it is unlikely that the compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limit, the Compensation and Stock Option Committee has decided at this time not to take any action to limit or restructure the elements of compensation payable to the Company's executive officers. The Compensation and Stock Option Committee will reconsider this decision should the individual compensation of any executive officer ever approach the $1 million level.

Dated as of April 30, 2000

                                          Mr. Lin Hong Wong
                                          Mr. James T. Waring

                       COMPARISON OF SHAREHOLDER RETURN

  The graph below reflects a comparison of the cumulative total return (change in stock price plus reinvestment dividends) of the Company's Common Stock price with the cumulative total returns of the Company's peer group based on the Company's four-digit SIC Code Index (3674--Semiconductors and Related Devices) and the S&P 500 Index.

                              [PERFORMANCE GRAPH]
--------
(1) The graph covers the period from January 1, 1995, through the fiscal year ended December 31, 1999.

(2) The graph assumes that $100 was invested on April 22, 1994 in the Company's Common Stock and in each index and that all dividends were reinvested. No cash dividends have been declared on the Company's Common Stock.

(3) Shareholder returns over the indicated period should not be considered indicative of future shareholder returns.

(4) The performance graph and all of the material in the Compensation and Stock Option Committee Report is not deemed filed with the Securities and Exchange Commission, and is not incorporated by reference to any filing of the Company under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in any such filing.

     COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of the Company's Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Executive officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

  Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Form 4's or 5's were required for such persons, the Company believes that all filing requirements applicable to its officers, directors, and greater than ten percent beneficial owners during the period from January 1, 1999 to December 31, 1999, were complied with.

                                   FORM 10-K

  The Company files an Annual Report on Form 10-K with the SEC. A copy of the Annual Report on Form 10-K (excluding exhibits) including financial statements and schedules has been included with the mailing of this proxy to all shareholders. Shareholders may obtain additional copies of these reports, including financial statements and financial statement schedules, without charge, by writing to Randal D. Siville, Vice President of Finance and Chief Financial Officer of the Company, at the Company's executive offices at 9577 Chesapeake Drive, San Diego, California 92123-1304.

  The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

                                          THE BOARD OF DIRECTORS

Dated: May 1, 2000

PROXY

                                MELTRONIX, INC.
                 Annual Meeting of Shareholders--July 26, 2000
         This Proxy is Solicited on Behalf of the Board of Directors of
                                MELTRONIX, INC.

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Shareholders to be held July 26, 2000 and the Proxy Statement and appoints Andrew Wrobel and Randal D. Siville and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock and Preferred Stock with each share of Preferred Stock entitled to two votes of MELTRONIX, INC. (the "Company") which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Shareholders of the Company to be held at 9577 Chesapeake Drive, San Diego, California 92123-1304 on July 26, 2000, at 10:00 a.m. (the "Annual Meeting"), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on the reverse side.

                         (To be Signed on Reverse Side)



                      WITHHOLD          INSTRUCTION: To withhold
                      AUTHORITY         authority to vote for any
                 FOR   TO VOTE          individual nominee, strike a line
1. TO ELECT      [_]     [_]            through the nominee's name in
   SEVEN                                the list below:
                                        Andrew K. Wrobel
DIRECTORS TO SERVE FOR                  Abigail A. Barrow
THE NEXT YEAR UNTIL THE EXPIRATION      Anthony J. A. Bryan
OF THEIR TERMS IN 2001 OR UNTIL         Frank Howland
THEIR SUCCESSORS ARE ELECTED            Lin Hong Wong
AND QUALIFIED.                          Waldemar Heeb
                                        and James T. Waring, Esq.

The Board of Directors recommends a vote FOR the proposals. This Proxy, when properly executed, will be voted as specified above. This Proxy will be voted FOR the proposals if no specification is made. This Proxy will also be voted at the discretion of the Proxy holder on such matters other than the two specific proposals as may come before the meeting.


2. To ratify the appointment of BDO Seidman, LLP ("BDO") as independent accountants of the Company for the fiscal year ended December 31, 2000.
     FOR  AGAINST  ABSTAIN
     ____ ____     ____

Please print the name(s) appearing on each share certificate(s) over which you have authority: ______________________
                                                                              (Print name(s) on certificate)

Please sign your name: _________________________________________________          Date:________________________________________
                                 (Authorized Signature(s))